Exhibit 23.4

CONSENT OF MCGEHEE ENGINEERING CORP.

McGehee Engineering Corp. hereby consents to the references to our firm in the Registration Statement on Form S-1 (the “Registration Statement”), and the related prospectus, of Warrior Met Coal, LLC, including the reference to our firm under the heading “Experts” in the Registration Statement and related prospectus. We hereby further consent to the use of information contained in our report, dated as of February 7, 2017, relating to estimates of certain coal reserves.

McGehee Engineering Corp.

By:	/s/ C. W. McGehee
Name:	C. W. McGehee
Title:	President

Dated: March 2, 2017